UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

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☒ Definitive Proxy Statement

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FREQUENCY ELECTRONICS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

FREQUENCY ELECTRONICS, INC.

55 Charles Lindbergh Boulevard

Mitchel Field, New York 11553

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on October 5, 2023

To our Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Frequency Electronics, Inc. (the “Company”) will be held at the offices of the Company, 55 Charles Lindbergh Boulevard, Mitchel Field, New York 11553, on the 5th day of October 2023, at 10:00 A.M., Eastern Time, for the following purposes:

1.	To elect four (4) directors to serve until the next Annual Meeting of Stockholders and until their respective successors shall have been elected and qualified;

2.	To consider and act upon ratifying the appointment of Grant Thornton LLP as independent registered public accounting firm for the fiscal year ending April 30, 2024;

3.	To conduct a non-binding advisory vote on the compensation of the Company’s named executive officers; and

4.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

Only stockholders of record as of the close of business on August 11, 2023, the date fixed by the Board of Directors as the record date for the meeting, are entitled to notice of, and to vote at, the meeting.

By order of the Board of Directors

/s/Steven L. Bernstein

STEVEN L. BERNSTEIN

Chief Financial Officer, Secretary and Treasurer

Mitchel Field, New York

August 28, 2023

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED. YOU MAY NEVERTHELESS VOTE AT THE MEETING IF YOU ATTEND.

FREQUENCY ELECTRONICS, INC.

55 Charles Lindbergh Boulevard

Mitchel Field, New York 11553

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To be held on October 5, 2023

This Proxy Statement is being furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors (the “Board”) of Frequency Electronics, Inc., a Delaware corporation (hereinafter called the “Company”), for use at the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the offices of the Company, 55 Charles Lindbergh Boulevard, Mitchel Field, New York 11553 on the 5th day of October 2023, at 10:00 A.M., Eastern Time, or any adjournment or adjournments thereof. This Proxy Statement, together with the accompanying Annual Report on Form 10-K for the fiscal year ended April 30, 2023 (the “2023 Form 10-K”) and the Proxy Card, are first being mailed to stockholders on or about August 28, 2023. Only stockholders of record as of the close of business on August 11, 2023 are entitled to notice of, and to vote at, the Annual Meeting.

The Board may use the services of the Company’s directors, officers and other regular employees to solicit proxies personally or by telephone and may request brokers, fiduciaries, custodians and nominees to send proxies, proxy statements and other materials to their principals and reimburse them for their out-of-pocket expenses in so doing. The Company will bear the cost of soliciting proxies, which it estimates will not exceed $10,000. Each proxy duly executed and returned to the Company is revocable. The procedure a stockholder must follow to revoke his or her proxy depends on how such stockholder holds his or her shares. Registered holders of the Company’s common stock, par value $1.00 per share (“Common Stock”), may revoke a previously submitted proxy by submitting another valid later dated proxy or by providing a signed letter of revocation to the Company’s Secretary before the closing of the polls at the Annual Meeting. Only the latest dated validly executed proxy will count. Stockholders also may revoke any previously submitted proxy by attending the Annual Meeting and voting their shares during the Annual Meeting. Note that simply attending the Annual Meeting without taking one of the above actions will not revoke a proxy. In general, stockholders holding shares in “street name” may revoke previously submitted voting instructions by submitting to their custodian another valid voting instruction or a signed letter of revocation. Stockholders holding shares in “street name” should contact their custodian for detailed instructions on how to revoke their voting instruction and the applicable deadlines.

Voting Securities and Votes Required

The Board fixed the close of business on August 11, 2023, as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting (the “Record Date”). As of the Record Date, the Company had 9,388,670 shares of Common Stock (excluding 1,376 treasury shares) outstanding. Each share of Common Stock entitles the record holder thereof to one vote on each matter brought before the Annual Meeting. No shares of preferred stock were outstanding as of the Record Date. A majority of the outstanding shares of Common Stock, represented in person or by proxy, constitutes a quorum. Rights of appraisal or similar rights of dissenters are not available to stockholders of the Company with respect to any matter to be acted upon at the Annual Meeting.

A stockholder who abstains from voting on any or all proposals will be included in the number of stockholders present at the Annual Meeting for the purpose of determining the presence of a quorum. Broker shares that include “broker non-votes” will also be counted for the purpose of determining the presence of a quorum. A “broker non-vote” occurs when a beneficial owner whose shares are held of record by a broker does not instruct the broker how to vote those shares and the broker does not otherwise have discretionary authority to vote on a particular matter. Brokers are not permitted to vote shares without instructions on proposals that are not considered “routine.” Accordingly, brokers are entitled to vote on Proposal Number 2 (the ratification of the independent registered public accounting firm), which is considered a “routine” matter, but brokers are not entitled to vote on Proposal Number 1 (the election of directors) or Proposal Number 3 (advisory vote on executive compensation). In order to avoid a broker non-vote on these proposals, a beneficial owner whose shares are held of record by a broker must send voting instructions to that broker.

Broker non-votes will have no effect on the outcome of Proposal Number 1 (the election of directors) or Proposal Number 3 (the advisory vote on executive compensation). Stockholder abstentions will have the effect of a vote “against” Proposal Number 2 (the ratifying of the appointment of the independent registered public accounting firm) and Proposal Number 3 (the advisory vote on executive compensation).

If you are a stockholder whose shares are registered directly in your name with American Stock Transfer & Trust Company, LLC, our transfer agent, and you return a signed Proxy Card without giving specific voting instructions, then the individuals designated as proxyholders on the Proxy Card will vote your shares in accordance with the recommendations of the Board: (i) “FOR” the election of each of the four (4) Board nominees listed herein, (ii) “FOR” the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2024 and (iii) “FOR” the approval of the non-binding advisory vote on the compensation of the Company’s named executive officers.

Please vote your proxy so your vote can be counted.

It is expected that the following business will be considered at the Annual Meeting and action will be taken thereon.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

At the Annual Meeting, stockholders will be asked to elect four (4) directors (“Director(s)”) to the Board to hold office until the next annual meeting of the Company’s stockholders (the “2024 Annual Meeting”) and until their respective successors are elected and qualified. Cumulative voting is not permitted. The table below includes each director nominee’s principal occupation, age and year first elected to the Board. Each director nominee served as a director during fiscal year 2023 and was elected at the 2022 annual meeting of the Company’s stockholders (the “2022 Annual Meeting”).

Although it is not anticipated that any of the individuals listed below will be unable or unwilling to stand for election, in the event of such an occurrence, submitted proxies may be voted for a substitute designated by the Board. However, in lieu of designating a substitute, the Board may reduce the number of directors.

The director nominees are as follows:

Name of Director	Principal Occupation	Age	Year First Elected

Jonathan Brolin	Founding and Managing Partner, Edenbrook Capital, LLC	50	2017
Lance W. Lord	Chairman and Chief Executive Officer of L2 Aerospace; retired four-star Air Force general	77	2016
Russell M. Sarachek	Managing Director of Contra Capital Management LLC	60	2016
Richard Schwartz	Retired Chief Executive Officer and Chairman of ATK	86	2004

All directors hold office for a one-year period or until their successor is elected and qualified.

The Board has determined that Messrs. Brolin, Lord, Sarachek, and Schwartz, are “independent,” as defined in the listing standards of the NASDAQ Stock Market (“NASDAQ”). The composition of the Board, consisting of four (4) independent directors, is in full compliance with the listing requirements of the NASDAQ.

We believe the members of the Board possess qualifications, experience and backgrounds that support the effective oversight of our business and affairs, further our strategic goals and provide valued guidance to management. The charts below reflect key data about the members of the Board. Nasdaq Rule 5605(f)(2)(D) requires companies with boards of directors of five or few members to have at least one member of the board of directors who is “Diverse” (as that term is defined in Nasdaq Rule 5605(f)(1)). We do not currently have a “Diverse” director as required by Nasdaq Rule 5605(f)(2)(D); given our small size and highly technical and specialized industry, the Board has struggled to attract diverse candidates willing to serve on the Board that possess the qualifications, experience and backgrounds sought.  Despite these challenges, the Company remains committed to diversity and is actively seeking to identify potential new diverse candidates for Board membership.

Industry Experience	3 of 4 directors
Financial / Capital Allocation Experience	4 of 4 directors
Government or Military Experience	3 of 4 directors
Information Technology / Cybersecurity Experience	3 of 4 directors
International / Global Experience	4 of 4 directors
Public Company Experience	4 of 4 directors
Risk Oversight Experience	4 of 4 directors
Strategic Planning Experience	4 of 4 directors

Board Diversity Matrix (As of July 31, 2023)
Total Number of Directors
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	0	4	0	0
Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	0	4	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0	0	0	0
Did Not Disclose Demographic Background	0	0	0	0

To see our Board Diversity Matrix as of July 31, 2022, please see the Company’s proxy statement filed with the SEC on August 30, 2022.

Nominees for Election as Directors

JONATHAN BROLIN, age 50, has served as a director of the Company since November 2017, and as Lead Independent Director from 2018 until 2020. Mr. Brolin is the Founder and Managing Partner of Edenbrook Capital, LLC, which he founded in 2011. Edenbrook takes a private equity approach to public markets, principally through concentrated, long-term investments in small and mid-cap companies. Mr. Brolin has over 25 years of experience in public and private equity investing and investment banking. In addition, Mr. Brolin served as a fellow of the Gabelli Center for Global Security Analysis at Fordham University, where for seven years he taught Advanced Topics in Value Investing as an Adjunct Professor of Finance at Fordham’s Gabelli School of Business. He earned his MBA from Columbia Business School, where he was a member of the Beta Gamma Sigma Honor Society. Mr. Brolin earned his BA from the University of Pennsylvania, where he was a Benjamin Franklin Scholar and General Honors Student. Mr. Brolin’s extensive business and investment experience and his demonstrated leadership capacities allow him to bring valuable insight and knowledge to the Board.

LANCE W. LORD, age 77, has served as a director of the Company since September 2016 and as Chairman since May of 2022. General Lord is the Founder and Chairman of L2 Aerospace, an innovative company formed to shape and influence the business competition in the dynamic and emerging commercial, civil and defense aerospace markets. General Lord is the former Commander of Air Force Space Command (“AFSPC”) and Chief Executive Officer of ASTROTECH Space Operations. While with AFSPC at Peterson Air Force Base in Colorado, General Lord was responsible for the development, acquisition and operation of Air Force space and missile weapon systems. Overseeing a global network of satellite command and control, communications, missile warning and launch facilities to ensure the combat readiness of the U.S. intercontinental ballistic missile force, he led more than 39,700 personnel who provided combat capabilities to North American Aerospace Defense Command and U.S. Strategic Command. General Lord was the recipient of several prestigious military decorations throughout his 37-year military career – including the Distinguished Service Medal, Legion of Merit and the Defense Meritorious Service Medal. General Lord retired from the Air Force in 2006. From February 2015 until July 2023, General Lord served as a member of the Board of Directors of Aerojet Rocketdyne Holdings (NYSE:AJRD), a technology-based engineering and manufacturing company that develops and produces specialized propulsion and armament systems that was acquired by L3Harris Technologies, Inc., on July 28, 2023. General Lord is also a Senior Associate of the Four Star Group, founder and Chairman of OmniTeq, Chairman of Hera Systems Advisory Board, a member of Iridium Corporation’s Government Advisory Board, and a member of the BONEAL Aerospace board. General Lord served as a member of the President’s Space-Based Position, Navigation and Timing Advisory Board from 2011 to 2013. General Lord’s unique experience as Commander, Air Force Space Command, as well as his other Air Force and commercial activities provides key insights for the Board, particularly as it relates to future space platforms and relevant technologies.

RUSSELL M. SARACHEK, age 60, has served as a director of the Company since August 2016 and as Chairman of the Board from June 2020 until May 2022. Mr. Sarachek has served as the Managing Director of Contra Capital Management, LLC since 2002. Mr. Sarachek served as director for six years of Breeze-Eastern Corp, an aerospace/defense manufacturer, which was sold to TransDigm Corp. in 2016. From 1992 to 2002, he held various positions, including Executive Vice President and director of mergers and acquisitions at Groupe Schneider, a global manufacturer and distributor of electrical equipment and industrial controls. Mr. Sarachek has extensive knowledge in corporate governance practices for public companies and has a range of aerospace and defense industry involvements that help strengthen the Board’s collective qualifications, skills, and experience.

RICHARD SCHWARTZ, age 86, has served as a director of the Company since 2004. He was a trustee and chairman of the Finance Committee of Cooper Union in New York City, a position he held from 2004 through 2008. Prior to his retirement in 2000, Mr. Schwartz was Chief Executive Officer and Chairman of ATK, a major aerospace and defense company. He served in senior executive positions at ATK and predecessor companies beginning in 1990. Prior to that, Mr. Schwartz had been president of the Rocketdyne division of Rockwell International, a company he first joined in 1957. Mr. Schwartz was part of the originator team on GPS where he was the satellite Program Manager for Rockwell. For his work on the GPS originator team, Mr. Schwartz was elected to the GPS Hall of Fame. In addition, in February 2019, Mr. Schwartz and three other members of the GPS originator team were recognized for their GPS success with the Queen Elizabeth Prize for Engineering award. Mr. Schwartz also serves on the board of directors of Astronautics Corporation of America. Mr. Schwartz’s extensive industry experience, his prior board and executive management experience and his demonstrated leadership capabilities allow him to bring valuable insight and knowledge to the Board.

Family Relationships

There are no family relationships between any director and executive officer.

Involvement in Certain Legal Proceedings

No director, executive officer, significant employee or control person of the Company has been involved in any legal proceeding listed in Item 401(f) of Regulation S-K (“Regulation S-K”) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) in the past 10 years.

Transactions with Related Persons

Since the beginning of the Company’s last fiscal year, there have been no transactions between the Company and any related persons in which the amount involved exceeded the lesser of $120,000 or 1% of the average of the Company’s total assets at fiscal year end and for the last two completed fiscal years.

Policy Regarding Hedging

Because the hedging of the Company’s securities may weaken the alignment of the interests of our directors and officers from those of our stockholders, we have a policy prohibiting our directors and officers, including our Named Executive Officers, as well as their respective family members, from engaging in any transactions (such as prepaid variable forwards, equity swaps, collars and exchange funds) with respect to the Company’s securities held by them to hedge or offset any decrease in the market value of the Company’s securities.

Compensation of Directors:

Directors who are not officers of the Company receive annual directors’ fees of $25,000 per year. In addition, the chairman of the Audit Committee receives an additional annual stipend of $8,000 and the chairman of the Compensation Committee receives an additional annual stipend of $4,000. If applicable, Company officers do not receive additional compensation for their service on the Board or for attendance at Board meetings or committee meetings. Directors who are not officers do not participate in Company-sponsored deferred compensation programs.

The table below reflects director fees paid to directors during the fiscal year ended April 30, 2023

Director Compensation

	Fees Earned or
Name	Paid in Cash ($)	Total ($)
Russell M. Sarachek	25,000	25,000
Richard Schwartz	29,000	29,000
Jonathan Brolin	33,000	33,000
Lance W. Lord	25,000	25,000

Vote Required and Board Recommendation

Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of a plurality of the votes cast by holders of shares of Common Stock represented at the Annual Meeting and entitled to vote is required for the election of directors. The four (4) nominees receiving the highest number of “FOR” votes will be elected. Abstentions will be counted as present for the purposes of determining a quorum. Broker shares that include “broker non-votes”, if any, will be counted as present for the purposes of determining a quorum but are not counted as votes cast.

THE BOARD DEEMS PROPOSAL NO. 1 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE “FOR” EACH OF THE COMPANY DIRECTOR NOMINEES NAMED ABOVE.

PROPOSAL NO. 2

APPOINTMENT OF INDEPENDENT AUDITORS

The Board, upon recommendation of the Audit Committee, has appointed the firm of Grant Thornton LLP (“Grant Thornton”) to be the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2024, and recommends to stockholders that they vote for ratification of that appointment.

It is anticipated that a representative of Grant Thornton will be present at the Annual Meeting. Such representative will be given the opportunity to make a statement and will be available to respond to appropriate questions. A representative of BDO is not expected to be present at the Annual Meeting, however, if a representative is present, such representative will be given the opportunity to make a statement and will be available to respond to appropriate questions.

Change of Independent Registered Public Accounting Firm

BDO USA P.A. (“BDO”) was the Company’s independent registered public accounting firm during the fiscal year ended April 30, 2023. BDO, had audited the Company’s financial statements since May 2019.

On July 27, 2023, Company, following a competitive review process and an evaluation of audit fees and costs and, at the direction of the Audit Committee, chose not to renew the engagement of BDO. The Company notified BDO on July 28, 2023 that it would be dismissed as the Company’s independent registered public accounting firm, effective immediately. The decision to change independent registered public accounting firms was approved by the Audit Committee.

BDO’s reports on the Company’s financial statements for the years ended April 30, 2023 and 2022 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s fiscal years ended April 30, 2023 and 2022, and the subsequent interim period through July 27, 2023, there were (i) no disagreements, within the meaning of Item 304(a)(1)(iv) of Regulation S-K promulgated under the Exchange Act, and the related instructions thereto, with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused it to make reference to the subject matter of the disagreements in connection with its reports on the consolidated financial statements of the Company for such years and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K and the related instructions thereto , except as described in the following paragraph.

As previously disclosed in the Company’s Current Report on Form 8-K filed on December 16, 2022, the Company’s management identified material weaknesses in the Company’s internal controls over financial reporting related to the presentation of contract assets and contract liabilities and the process for identifying and assessing errors. These material weaknesses resulted in a restatement of the Company’s audited consolidated financial statements for the fiscal years ended April 30, 2022 and April 30, 2021. The Company implemented a remediation plan to remediate these material weaknesses. Based on these actions, the material weaknesses were remediated as of April 30, 2023, as disclosed in the Company’s 2023 Form 10-K.

On July 27, 2023, the Audit Committee approved the appointment of Grant Thornton as the Company’s new independent registered public accounting firm, effective upon dismissal of BDO. During the Company’s two most recent fiscal years ended April 30, 2023 and 2022, and the subsequent interim period through July 27, 2023, neither the Company nor anyone acting on its behalf consulted with Grant Thornton regarding either (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Grant Thornton concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (b) any matter that was either the subject of a “disagreement” (as defined in paragraph 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) or a “reportable event” (as defined in paragraph 304(a)(1)(v) of Regulation S-K).

Audit and Non-Audit Fees

The following table presents the aggregate fees and expenses paid or accrued by the Company for professional services in fiscal years 2023 and 2022 rendered by BDO. Other than as set forth below, no professional services were rendered or fees billed by BDO during fiscal year 2023 and 2022.

Service	2023	2022
Audit Fees (1)	$385,300	$373,465
Audit-Related Fees (2)	34,275	30,800
Tax Fees (3)	-	-
All Other Fees (4)	54,093	8,507
TOTAL	$473,668	$412,772

(1)

Audit fees consist of professional services rendered for the audit of the Company’s annual financial statements, the reviews of the quarterly financial statements, issuance of consents and assistance with and review of documents filed with the SEC.

(2)	Other audit-related services provided by BDO, include the annual audit of the Company’s employee benefit plan.

(3)	Tax fees consist of fees for services rendered to the Company for tax compliance, tax planning and advice.

(4)

The services disclosed under this category include a comprehensive assessment and validation of all cyber security technical controls, including a review and gap assessment of all Company artifacts to provide a Security Assessment Report containing a final score corresponding to the satisfied/compliant controls meeting National Institute of Standards and Technology 800-171 and Cybersecurity Maturity Model Certification.

Pre-Approved Services

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm based on its detailed description of services expected to be rendered during that fiscal year. The Audit Committee pre-approved all fees associated with the services that BDO provided in fiscal year 2023. The fees are budgeted and the Audit Committee requires the independent registered public accounting firm to report actual fees versus the budget periodically throughout the fiscal year within each of the four categories of service described below.

Audit Services include audit work performed on the Company’s financial statements, as well as work that generally only the independent auditors can reasonably be expected to provide, including statutory audits, comfort letters, consents and assistance with and review of documents filed with the SEC.

Audit-Related Services are for assurance and related services that are traditionally performed by the independent auditors, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

Tax Services include all services, except those services specifically related to the audit of the financial statements, performed by the independent auditors’ tax personnel, including tax analysis; assisting with coordination or execution of tax related activities, primarily in the area of corporate development; supporting other tax related regulatory requirements; and tax compliance and reporting.

Other Services are those associated with services not captured in the other categories. The Company rarely requests such services from the independent auditors.

During the fiscal year, circumstances may arise when it may become necessary to engage the Company’s independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm for such additional services.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member(s) to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Vote Required and Board Recommendation

Stockholder ratification of the selection of Grant Thornton as the Company’s independent registered public accounting firm is not required by the Company’s Amended and Restated Bylaws (the “Bylaws”) or otherwise. However, the Board is submitting the selection of Grant Thornton to the stockholders for ratification as a matter of good corporate governance. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether to retain Grant Thornton. Even if the selection is ratified, the Audit Committee in its discretion may appoint a different independent registered public accounting firm at any time during the fiscal year if it is determined that such a change would be in the best interests of the Company and the Company’s stockholders. The affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting and entitled to vote is required for the ratification of Grant Thornton as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2024.

THE BOARD DEEMS PROPOSAL NO. 2 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE “FOR” APPROVAL THEREOF.

PROPOSAL NO. 3

NON-BINDING ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables the Company’s stockholders to vote to approve, on a non-binding advisory basis, the compensation of the Company’s principal executive officer and the other most highly compensated executive officers (collectively, the “Named Executive Officers”) as disclosed in this Proxy Statement in accordance with SEC rules.

The Company’s objective is to provide a fair and competitive compensation package to its Named Executive Officers that rewards long-term performance and enhances stockholder value. In order to achieve its goals, the Company is dependent on its ability to attract, retain and motivate individuals who can achieve superior technical, operational and financial results. For an overview of the compensation of the Company’s Named Executive Officers, see the “Executive Compensation” section below.

The Company is asking for non-binding approval of the compensation of its Named Executive Officers as disclosed in this Proxy Statement in accordance with SEC rules, which includes the disclosures under the “Executive Compensation” section, the summary compensation table, the related footnotes and the narrative discussion following the summary compensation table. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s Named Executive Officers and the policies and practices described in this Proxy Statement. Accordingly, stockholders are asked to vote “FOR” the following non-binding resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on a non-binding advisory basis, the compensation of the Named Executive Officers as described in the “Executive Compensation” section, the summary compensation tables, the related footnotes and the narrative discussion in the Company’s Proxy Statement for the 2023 Annual Meeting of Stockholders.”

While the Company intends to carefully consider the voting results of this proposal, this vote is advisory and therefore not binding on the Company, the Compensation Committee or the Board. Nevertheless, the Board and the Compensation Committee value the opinions of the Company’s stockholders, and to the extent there is any significant vote against the Named Executive Officer compensation as disclosed in this Proxy Statement, the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Company currently intends to hold the next non-binding advisory vote to approve the compensation of its Named Executive Officers at the 2024 Annual Meeting, unless the Board modifies its policy of holding this vote on an annual basis.

Vote Required and Board Recommendation

The affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting and entitled to vote is required for advisory approval of this proposal.

THE BOARD DEEMS PROPOSAL NO. 3 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE SEC’S EXECUTIVE COMPENSATION DISCLOSURE RULES.

PROPOSALS OF STOCKHOLDERS

In accordance with the rules promulgated by the SEC, any stockholder who wishes to submit a proposal pursuant to Rule 14a-8 of the Exchange Act, for inclusion in the proxy material to be distributed by the Company in connection with the 2024 Annual Meeting must submit such proposal to the Company no later than April 30, 2024.

In order to nominate a person for election as director or propose any other business other than pursuant to Rule 14a-8 of the Exchange Act, notice of a stockholder’s intention to introduce a nomination or other item of business at that meeting must be delivered to the Company’s Secretary at the Company’s principal executive offices no earlier than June 7, 2024, and no later than July 7, 2024, and such stockholders must otherwise comply with the procedures set forth in the Bylaws with respect to such notice. In addition to satisfying the requirements under the Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Company’s Secretary that sets forth the information required by Rule 14a-19 under the Exchange Act (including a statement that such stockholder intends to solicit the holders of shares representing at least 67% of the voting power of the Company’s shares entitled to vote on the election of directors in support of director nominees other than the Company’s nominees) by August 6, 2024. This deadline does not supersede any of the timing requirements for advance notice under the Bylaws. The supplemental notice and information required under Rule 14a-19 is in addition to the applicable advance notice requirements under the Bylaws as described above and it shall not extend any such deadline set forth under the Bylaws. The business of the Company’s 2024 Annual Meeting shall not include voting on any stockholder nominee or proposal if proper notice as to such nominee or proposal is not properly delivered to the Company in accordance with these deadlines and the Bylaws.

EXECUTIVE OFFICERS

The executive officers hold office until the annual meeting of the Board following the annual meeting of stockholders, subject to earlier removal by the Board.

The names of all executive officers of the Company and all positions and offices with the Company which they presently hold are as follows:

Thomas McClelland	-	President and Chief Executive Officer
Oleandro Mancini	-	Senior Vice President, Business Development
Steven L. Bernstein	-	Chief Financial Officer, Secretary and Treasurer

Thomas McClelland, age 69, joined the Company as an engineer in 1984 and was elected Vice President, Commercial Products in March 1999. In fiscal year 2011, Dr. McClelland’s title was modified to Vice President Advanced Development to describe his expanded role in the Company. On January 28, 2020, Dr. McClelland was named Senior Vice President and Chief Scientist of the Company. As discussed in "Change in Company Leadership" below, on July 13, 2022, Dr. McClelland was named Interim President and Chief Executive Officer of the Company. On January 17, 2023, the interim title was removed and Dr. McClelland was named the Company’s President and Chief Executive Officer.

Oleandro Mancini, age 74, joined the Company in August 2000 as Vice President, Business Development and was promoted to Senior Vice President, Business Development in 2010. Prior to joining the Company, Mr. Mancini had served as Vice President, Sales and Marketing at Satellite Transmission Systems, Inc. since 1998 and from 1995 to 1998 as Vice President, Business Development at Cardion, Inc., a Siemens A.G. company. From 1987 to 1995, he held the position of Vice President, Engineering at Cardion, Inc.

Steven L. Bernstein, age 58, joined the Company in April 2010 as its Controller and was appointed to the position of Chief Financial Officer in April 2016. Prior to joining the Company, Mr. Bernstein worked in the North America accounting group of Arrow Electronics Company, a Fortune 500 electronics distributor.

Change in Company Leadership

On July 8, 2022, Dr. Sloane and the Company mutually agreed that Dr. Sloane would resign as President and Chief Executive Officer and as a member of the Board of Directors of the Company, effective immediately. The Board appointed Dr. McClelland to serve as the Company’s Interim President and Chief Executive Officer, in addition to his existing positions and responsibilities with the Company, effective July 8, 2022. On January 17, 2023, the interim titled was removed, and Dr. McClelland was named the Company’s President and Chief Executive Officer.

In connection with his resignation, Dr. Sloane received severance compensation of two times his base salary, paid over a one year period, as set forth in his employment agreement, dated May 1, 2018, consistent with a termination of his employment by the Company without “cause.” Furthermore, in connection with his resignation, Dr. Sloane voluntarily elected to forfeit 7,500 restricted stock units (“RSUs”) that had vested and otherwise would have been granted to him. Dr. Sloane’s unvested RSUs and stock appreciation rights (“SARs”) automatically terminated and were cancelled pursuant to the terms of the Company’s 2005 Stock Plan and the applicable award agreements.

The Board is actively seeking to identify potential new candidates for Board membership. Specifically, the Board intends to appoint or nominate for election a new diverse director candidate as soon as reasonably practicable.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of August 11, 2023, information concerning the beneficial ownership of the Common Stock held by (i) each person who is known by the Company to own beneficially more than 5% of the Common Stock, (ii) each of the Company’s directors and nominees for director, (iii) each of the Company’s Named Executive Officers, and (iv) all directors and executive officers of the Company as a group:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class (2)
Edenbrook Capital, LLC (3) 116 Radio Circle, Suite 202 Mount Kisco, NY 10549	1,863,810	19.9%

Needham Asset Management, LLC. (4) 250 Park Avenue, 10th Floor New York, NY 10177	677,850	7.2%

Dimensional Fund Advisors LP (5) 6300 Bee Cave Road, Bldg One Austin, TX 78746	749,693	8.0%

Frequency Electronics, Inc. 401(k) Savings Plan (6) 55 Charles Lindbergh Blvd. Mitchel Field, NY 11553	510,858	5.4%

Wax Asset Management, LLC (7) 44 Cherry Lane Madison, CT 06443	646,362	6.9%

Jonathan Brolin (3) 116 Radio Circle, Suite 202 Mount Kisco, NY 10549	1,863,810	19.9%

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class (2)

Russell M. Sarachek (9) c/o Contra Capital Management, LLC 945 Fifth Avenue New York, NY 10021	422,996	4.5%

Oleandro Mancini (8) c/o Frequency Electronics, Inc. 55 Charles Lindbergh Blvd. Mitchel Field, NY 11553	49,273	less than 1%

Richard Schwartz c/o Frequency Electronics, Inc. 55 Charles Lindbergh Blvd. Mitchel Field, NY 11553	23,616	less than 1%

Thomas McClelland (8) c/o Frequency Electronics, Inc. 55 Charles Lindbergh Blvd. Mitchel Field, NY 11553	86,003	less than 1%

Steven Bernstein (8) c/o Frequency Electronics, Inc. 55 Charles Lindbergh Blvd. Mitchel Field, NY 11553	56,632	less than 1%

Stanton D. Slone (8) c/o Frequency Electronics, Inc. 55 Charles Lindbergh Blvd. Mitchel Field, NY 11553	0	-%

Lance W. Lord c/o Frequency Electronics, Inc. 55 Charles Lindbergh Blvd. Mitchel Field, NY 11553	0	-%

All executive officers and directors as a group (8) (7 persons)	2,477,894	26.4%

Notes:

(1)	Each person has sole voting and investment power over the shares reported, except as noted.

(2)	Based on 9,388,670 shares outstanding as of August 11, 2023.

(3)

As reported on a Form 4, dated January 9, 2023, filed collectively by Edenbrook Capital, LLC, Edenbrook Long Only Value Fund LP and Jonathan Brolin. The principal business of Edenbrook Capital, LLC is that of investment manager to certain private investment funds; Edenbrook Long Only Value Fund LP is a Delaware limited partnership with respect to the Common Stock owned by such private investment funds; and Jonathan Brolin is the Managing Member of Edenbrook Capital, LLC and, as such, is in the position to determine the investment and voting decisions made by Edenbrook Capital, LLC. Each of Jonathan Brolin, Edenbrook Capital, LLC and Edenbrook Long Only Value Fund LP specifically disclaim beneficial ownership in these shares, except to the extent of their pecuniary interest therein.

(4)	As reported in a Form 13G/A dated February 14, 2023, filed by Needham Asset Management, LLC (“Needham”). Needham possesses shared investment and voting power over 677,850 shares.

(5)

As reported in a Form 13G/A dated February 10, 2023, filed by Dimensional Fund Advisors LP (“Dimensional”). Dimensional possesses investment power over 749,693 shares and voting authority over 746,841 shares. Dimensional disclaims beneficial ownership of such securities.

(6)

Represents shares of stock held by the Frequency Electronics, Inc. 401(k) Savings Plan, a profit sharing plan and trust under section 401(k) of the Internal Revenue Code of 1986 (the “401(k) Savings Plan”), all of which shares have been allocated to the individual accounts of employees of the Company (including the Named Executive Officers). In May 2015, the Frequency Electronics, Inc. ESOP Trust (the “Trust”) for the Company’s Employee Stock Ownership Plan (“ESOP”) was merged into the 401(k) Savings Plan. All ESOP shares allocated to the individual accounts of employees of the Company were re-allocated to the individual accounts (including those of the Named Executive Officers) in the 401(k) Savings Plan.

(7)	As reported in a Form 13G dated February 7, 2023, filed by Wax Asset Management, LLC (“Wax”). Wax possesses investment and voting power over 646,362 shares.

(8)

Includes the number of shares which, as at August 11, 2023, were deemed to be beneficially owned by the persons named below, by way of their respective rights to acquire beneficial ownership of such shares within 60 days through (i) the exercise of SARs or vesting of RSUs; (ii) the automatic termination of a trust, discretionary account, or similar arrangement; or (iii) by reason of such person’s having sole or shared voting powers over such shares. The following table sets forth for each person named below the total number of shares which may be so deemed to be beneficially owned by him and the nature of such beneficial ownership:

Name	Profit Sharing Plan & Trust 401(k) (a)	SAR or RSU Shares (b)

Thomas McClelland	15,333	59,500
Oleandro Mancini	8,671	14,688
Steven Bernstein	4,195	41,500
Stanton D. Sloane	0	0
All Directors and Executive Officers as a Group (7 persons)	28,200	135,688

(a)

Includes all shares allocated under the Company’s 401(k) Savings Plan including those shares allocated from the former ESOP plan following the May 2015 plan merger. This plan permits eligible employees, including officers, to defer a portion of their income through voluntary contributions to the plan. Under the provisions of the plan, the Company made discretionary matching contributions of the Company’s Common Stock. All participants in the plan become fully vested in the Company contribution after six years of employment. All of the officers named above are fully vested in the shares attributable to their accounts. Upon the allocation of shares to an employee’s 401(k) Savings Plan account, such employee has the right to direct the 401(k) Savings Plan trustees in the exercise of the voting rights of such shares.

(b)

Including all shares that may be obtained upon exercise of SARs in which the officers are fully vested or may become vested within 60 days of August 11, 2023 or upon the vesting of RSUs within 60 days of August 11, 2023. Grants of both SARs and RSUs have been made under the Company’s 2005 Stock Award Plan. For the individual grants, exercise prices and expiration dates, as applicable, for the Named Executive Officers, see “Outstanding Equity Awards at Fiscal Year-End” below.

(9)

Mr. Sarachek is deemed to be the indirect beneficial owner of 422,996 shares owned by Contra Capital Management, LLC, of which he is the sole managing member, by virtue of his having sole investment discretion and voting control over the shares.

CERTAIN INFORMATION AS TO COMMITTEES AND MEETINGS OF THE BOARD

During the past fiscal year, six (6) meetings of the Board were held. Each of the Company’s then serving directors attended, in person or telephonically, all of the meetings of the Board and all of the meetings of committees of the Board of which such director was a member that were held during the past fiscal year.

In addition to attendance at Board meetings, the Board encourages, but does not require, all directors to attend annual meetings of the Company’s stockholders. All of the Company’s then serving directors virtually attended the Company’s 2022 Annual Meeting.

Audit Committee

The Audit Committee consists of the following three independent Directors: Messrs. Brolin, Lord and Sarachek. Each of these directors is independent in accordance with the independence standards for audit committee membership set forth in Section 10A-3(b)(1) of the Exchange Act, as amended, and the listing standards of Nasdaq, upon which the Company’s Common Stock is listed and trades. The Board has determined that each member of the Audit Committee is able to read and understand fundamental financial statements. In addition, the Board has determined that Mr. Brolin, chairman of the Audit Committee, satisfies the SEC’s criteria as an “audit committee financial expert.”

The Audit Committee has procedures in place to receive, retain and handle complaints received regarding accounting, internal controls or auditing matters and to allow for the confidential and anonymous submission by anyone of concerns regarding questionable accounting or auditing matters.

The primary function of the Audit Committee is to assist the Board by (i) overseeing the accounting and financial reporting processes of the Company, including the Company’s internal controls, and the audits of the financial statements of the Company, the qualifications and independence of the Company’s independent auditors and the performance of the independent auditors and the Company’s internal audit function, (ii) providing an open avenue of communication among the independent auditors, management and the Board, (iii) reviewing the financial reports and other financial information to be provided by the Company to any governmental body or the public and (iv) preparing a report of the Audit Committee required by the rules and regulations of the SEC to be included in the Company’s annual proxy statement. The Audit Committee Charter, which describes all of the Audit Committee’s responsibilities, is posted on the Company’s website at http://www.frequencyelectronics.com.

The Audit Committee held four (4) meetings during fiscal year 2023. For the Audit Committee’s report, see “Report of the Audit Committee” below.

Compensation Committee

The Compensation Committee consists of the following three independent directors: Messrs. Brolin, Sarachek and Schwartz. The primary function of the Compensation Committee is to oversee the Company’s overall compensation structure, policies and programs, and to assist the Board in fulfilling its responsibilities with respect to (i) establishing and reviewing the Company’s long-term incentive plans, (ii) evaluating the performance of and recommending the compensation for the Company’s President and Chief Executive Officer and other executive officers of the Company and (iii) producing the report on Named Executive Officer Compensation required to be included in the Company’s annual report on Form 10-K or proxy statement, if necessary. The Compensation Committee Charter, which describes all of the Compensation Committee’s responsibilities, is posted on the Company’s website at http://www.frequencyelectronics.com. The Compensation Committee held five (5) meetings during fiscal year 2023.

The Company’s President and Chief Executive Officer recommends to the Compensation Committee base salary, bonus payouts from the short-term incentive pool and long-term incentive grants for the Company’s officers (other than himself or herself) and other eligible employees (see “Executive Compensation” below). For fiscal year 2023, President and Chief Executive Officer Dr. McClelland made recommendations to the Compensation Committee based on input from the Company’s Human Resources Manager using compensation data as described below, as well as qualitative judgments regarding individual performance. The Compensation Committee reviewed and considered Dr. McClelland’s recommendations prior to making its own recommendations to the Board. Dr. McClelland’s was not involved with any aspect of determining his own pay for fiscal year 2023.

In order to assess whether the compensation program that the Company provides to its executive officers is competitive, the Company’s Human Resources department annually participates in a survey of electronics companies in the New York metropolitan area. This survey compares base salaries by job type as well as benefits offered by other companies in the electronics industry. The Compensation Committee has established salaries and benefits which are in the mid-range of those companies which participate in this survey.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of the following three independent directors: Messrs. Brolin, Lord and Schwartz. The primary function of the Nominating and Corporate Governance Committee is to assist the Board by (i) identifying individuals qualified to become directors, consistent with the criteria approved by the Board, (ii) overseeing and evaluating the performance and effectiveness of directors, the Board and committees of the Board, (iii) recommending changes in Board composition and committee structure and (iv) reviewing and recommending appropriate changes to the Company’s governance documents, including its charter, bylaws, Corporate Governance Guidelines and committee charters, and the policies and procedures of the Board. The Nominating and Corporate Governance Committee and the Board have not established any specific minimum qualification standards for director nominees (including diversity characteristics); rather, in evaluating the suitability of individuals for Board membership, the Nominating and Corporate Governance Committee and the Board consider the way in which it believes the individual can assist the Company in pursuing its goals and advancing its strategies. The Board is actively seeking to identify potential new candidates for Board membership. Specifically, the Board intends to appoint or nominate for election a new diverse director candidate as soon as reasonably practicable. The Nominating and Corporate Governance Committee Charter, which describes all of the Committee’s responsibilities, is posted on the Company’s website at http://www.frequencyelectronics.com.

The Nominating and Corporate Governance Committee held five (5) meetings during fiscal year 2023.

Director Candidates Recommended by Stockholders

The Company will consider recommendations for director candidates submitted in good faith by stockholders of the Company. A stockholder recommending an individual for consideration by the Nominating and Corporate Governance Committee and the Board must provide (i) the written consent of the candidate(s) for nomination as a director, (ii) a resume or other written statement of the qualifications of the candidate(s) for nomination as a director, and (iii) all information regarding the candidate(s) and the stockholder that would be required to be disclosed in a proxy statement filed with the SEC if the candidate(s) were nominated for election to the Board, including, without limitation, name, age, business and residence address and principal occupation or employment during the past five years. Stockholders should send the required information to the Company at 55 Charles Lindbergh Boulevard, Mitchel Field, New York 11553, Attention: Corporate Secretary.

Such recommendations must be sent via registered, certified or express mail (or other means that allows the stockholder to determine when the recommendation was received by the Company). The Company’s Secretary will send properly submitted stockholder recommendations to the Nominating and Corporate Governance Committee for consideration at a future meeting. Individuals recommended by stockholders in accordance with these procedures will receive the same consideration as other individuals evaluated by the Nominating and Corporate Governance Committee and the Board.

CORPORATE GOVERNANCE MATTERS

Communications with Directors

Stockholders and other interested parties may communicate directly with any director, including, where applicable, any non-management member of the Board, by writing to the attention of such individual at the following address: Frequency Electronics, Inc., 55 Charles Lindbergh Boulevard, Mitchel Field, New York 11553, Attention: Corporate Secretary. The Company’s Secretary will distribute any stockholder communications received to the director(s) to whom the letter is addressed or to all of the directors if addressed to the entire Board.

Communications that are intended for the non-management directors generally should be marked “Personal and Confidential” and sent to the attention of the Chairman of the Board. The Chairman of the Board will distribute any communications received to the non-management member(s) to whom the communication is addressed.

Executive Sessions of Independent Directors

The independent directors regularly meet without any management directors or employees present. Such executive sessions are held at least annually and as often as necessary to fulfill the independent directors’ responsibilities.

Size of Board

The Company’s Bylaws provide that the size of the Board shall consist of not less than three (3) but not more than twelve (12) members, as determined from time to time by the Board.

Code of Ethics and Corporate Governance Guidelines

All directors, officers and employees of the Company must act ethically and in accordance with the Company’s Code of Business Conduct and Ethics (the “Code of Ethics”). The Code of Ethics satisfies the definition of “code of ethics” under the rules and regulations of the SEC and is available on the Company’s website at http://www.frequencyelectronics.com. The Code of Ethics is also available in print to anyone who requests it by writing to the Company at the following address: Frequency Electronics, Inc., 55 Charles Lindbergh Boulevard, Mitchel Field, New York 11553, Attention: Ethics Officer. Annually, the Company’s directors review the Code of Ethics. Any waiver granted by the Company to its principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions under the Code of Ethics, and certain amendments to the Code of Ethics, will be disclosed on the Company’s website at http://www.frequencyelectronics.com within the time period required by applicable rules. The Company has also adopted Corporate Governance Guidelines to assist the Board in exercising its responsibilities and serving the interests of the Company and its stockholders. The Corporate Governance Guidelines are available on the Company’s website at http://www.frequencyelectronics.com.

Board Leadership Structure

The Board believes that it is important to retain flexibility to allocate the responsibilities of the Chairman of the Board and the Chief Executive Officer in a way that it considers to be in the best interests of the Company and its stockholders. The positions of Chairman of the Board and Chief Executive Officer are currently held by different persons. The Chairman of the Board is General Lord; whereas, Dr. McClelland serves as President and Chief Executive Officer. The Board believes that the current Board structure, including the separation of Chairman of the Board and Chief Executive Officer, is in the best interest of the Company and its stockholders.

Board Risk Oversight

The Company’s senior management manages the day-to-day risks facing the Company under the oversight and supervision of the Board, which oversees the Company’s risk management strategy, focusing on the adequacy of the Company’s risk management and mitigation processes. The Board’s role in the risk oversight process includes receiving regular reports from senior management on areas of material risk, including cybersecurity protections, operational, financial, legal and regulatory risks and strategic and reputational risks. The Board receives these reports to enable it to understand the Company’s risk identification, risk management and risk mitigation strategies. While the entire Board is ultimately responsible for risk oversight at the Company, the Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk in the areas of financial reporting and internal controls. In performing its functions, the Audit Committee has access to management and is able to engage advisors, if deemed necessary. The Board receives regular reports from the Audit Committee regarding its areas of focus.

REPORT OF THE AUDIT COMMITTEE

The Report of the Audit Committee is not to be considered filed with the SEC or incorporated by reference into any other filings which the Company makes with the SEC under the Securities Act of 1933, as amended, or the Exchange Act, nor is this information considered as proxy soliciting material. This portion of this proxy statement is not a part of any of those filings unless otherwise specifically stated in those filings.

The members of the Audit Committee have been appointed by the Board. The Audit Committee is comprised of three non-employee directors, each of whom satisfies the independence standards for audit committee membership set forth in Section 10A(m)(3) of the Exchange Act and the independence requirements of NASDAQ. The Audit Committee is governed by a charter that has been approved and adopted by the Board and which is reviewed and reassessed annually by the Audit Committee.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements for the fiscal year ended April 30, 2023, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee in accordance with the audit standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”). In addition, management has represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles.

The Audit Committee has also discussed with the independent auditors the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. The Audit Committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.

The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their audit. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examination, their understanding of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee held four (4) meetings during fiscal year 2023.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board approved) that the audited financial statements be included in the 2023 Form 10-K for filing with the SEC.

Jonathan Brolin, Chairman, Audit Committee

Lance W. Lord

Russel M. Sarachek

Executive Compensation

Summary Compensation Table

The following table sets forth certain information regarding compensation awarded to, earned by or paid to the Company’s Named Executive Officers.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus (1)	Stock Awards (2)	Option & SAR Awards (3)	Non-Qualified Deferred Compensation Earnings (4)	All Other Compensation (6)	Total
Thomas McClelland	2023	$290,011	$0	$353,000	$0	$0	$15,309	$658,320
President and Chief Executive Officer (5)	2022	255,484	0	9,910	0	0	9,224	274,618

Oleandro Mancini	2023	232,692	0	26,475	0	0	15,189	274,356
Senior Vice President, Business Development	2022	236,921	0	7,433	0	0	11,945	256,299

Steven Bernstein	2023	248,833	0	282,400	0	0	30,304	561,537
Chief Financial Officer,
Secretary and Treasurer

Stanton D. Sloane	2023	75,797	0	0	0	0	577,587	653,384
Former President, Chief Executive Officer (5)	2022	347,188	0	0	0	0	46,639	393,827

Notes:

(1)

Dr. McClelland and Mr. Bernstein are awarded bonuses based upon the consolidated results of the Company, as well as specific performance metrics relating to their respective roles. Mr. Mancini is awarded bonuses based upon the bookings generated by the FEI-NY segments. Prior to his resignation, Dr. Sloane was awarded bonuses based upon consolidated bookings, revenue and operating income. The Board, in its sole discretion, determines the actual amounts paid to the Named Executive Officers pursuant to these bonus programs, if any. No bonuses were awarded by the Company to the Named Executive Officers during fiscal year 2023 or 2022.

(2)

The amounts in this column do not represent actual cash payments to the Named Executive Officers. Each value represents the aggregate grant date fair value of the RSUs and PSUs awarded, as applicable, by the Company during fiscal years 2023 and 2022, respectively, computed in accordance with FASB ASC TOPIC 718. The assumptions used in determining the grant date fair values of these awards are set forth in Note 11 to the Company’s consolidated financial statements, which are included in the 2023 Form 10-K.

(3)

The amounts in this column do not represent actual cash payments to the Named Executive Officers. Each value represents the aggregate grant date fair value of the options or SARs awarded, as applicable, by the Company during fiscal years 2023 and 2022, respectively, computed in accordance with FASB ASC TOPIC 718. The assumptions used in determining the grant date fair values of these awards are set forth in Note 11 to the Company’s consolidated financial statements, which are included in the 2023 Form 10-K. No options or SARs were awarded by the Company to the Named Executive Officers during fiscal years 2023 or 2022.

(4)

The Company has entered into certain deferred compensation arrangements with certain key employees (including the Named Executive Officers) providing for the payment of benefits upon retirement or death or upon the termination of employment not for cause. The change in the actuarially calculated deferred compensation liability to the Company for each of the Named Executive Officers for fiscal years 2023 and 2022 is as follows: Dr. McClelland $(15,416) (2023) $(15,075) (2022), Mr. Mancini: $(13,949) (2023) and $(14,097) (2022), and Mr. Bernstein $26,798 (2023). The Company made no payments towards these deferred contribution arrangements for the fiscal year 2023 or 2022. These non-cash amounts are included in the Company’s general and administrative expenses for the fiscal years 2023 and 2022, respectively.

(5)

On July 8, 2022, Dr. Sloane and the Company mutually agreed that Dr. Sloane would resign as President and Chief Executive Officer and as a member of the Board of Directors of the Company, effective immediately. The Board appointed Dr. McClelland to serve as the Company’s Interim President and Chief Executive Officer, in addition to his existing positions and responsibilities with the Company, effective July 8, 2022. On January 17, 2023, the interim title was removed and Dr. McClelland was named the Company’s President and Chief Executive Officer. For additional information, see “Change in Company Leadership” above.

(6)	The amounts shown in this column are composed of the following:

Name	Costs of Purchased or Leased Automobile	Health, Life, Disability Insurance & Medical Reimbursement (a)	Additional Life Insurance Premiums (b)	Financial Planning Advice and Other (c)	Severance (d)	Total All Other Compensation
Thomas McClelland
2023	$5,668	$6,641	$0	$3,000	$0	$15,309
2022	5,510	714	0	3,000	0	9,224

Oleandro Mancini
2023	2,644	9,545	0	3,000	0	15,189
2022	2,481	6,464	0	3,000	0	11,945

Steven Bernstein
2023	13,917	13,387	0	3,000	0	30,304

Stanton D. Sloane
2023	13,516	12,882	0	6,501	544,687	577,587
2022	19,099	8,382	10,000	9,158	0	46,639

(a)

All employees of the Company are eligible for health, term life and disability insurance, the premiums for which are partially paid by the Company. This column only reflects reimbursement of medical costs, which is available only to officers.

(b)	Company-paid premiums for additional whole life insurance policy, the beneficiaries of which are the heirs of Dr. Sloane.

(c)

The amounts include financial planning advice and the fair market value of contributions by the Company of Common Stock to the accounts of the Named Executive Officers in the Company’s 401(k) Savings Plan, which may not exceed $3,000 in a calendar year.

(d)

On July 8, 2022, Dr. Sloane resigned from the Company. As previously disclosed, in connection with his resignation, Dr. Sloane received the severance compensation set forth in his employment agreement, consistent with a termination of his employment by the Company without "cause." For additional information, see "Change in Company Leadership" above and the Company's Current Report on Form 8-K, filed with the SEC on July 13, 2022.

Narrative Disclosure of Summary Compensation Table

Short-Term Incentive Bonus Programs

The Company maintains short-term incentive bonus programs for certain employees which are based on bookings, revenue, operating income and certain other relevant criteria of the Company or the individual subsidiaries to which the employees are assigned. The Company provides bonus opportunities to certain other employees, including its other Named Executive Officers based on various criteria (see “President and Chief Executive Officer Employment Arrangement,” “Senior Vice President, Business Development Employment Agreement,” “Chief Financial Officer Employment Arrangement” and “Former Chief Executive Officer Employment Agreement” below). These bonus programs are designed to create incentives for superior performance and to reward certain Company employees for their contributions to the Company’s success. Focused on short-term or annual business results, these bonus programs enable the Company to award designated executives with cash bonuses based on their contributions to the Company. The Board, in its sole discretion, determines the actual amounts paid to the Named Executive Officers pursuant to these bonus programs, if any.

Long-Term Incentives

As part of its comprehensive compensation program, the Company stresses long-term incentives through awards of shares of its Common Stock through the grant of RSUs, PSUs, SARs, stock options and other equity awards through its 2005 Stock Award Plan. Grants and awards are aimed at attracting new personnel, recognizing and rewarding current executive officers for special individual accomplishments, and retaining high-performing officers and key employees by linking financial benefit to the performance of the Company (as reflected in the market price of Common Stock) and to continued employment with the Company. Grants of RSUs, PSUs, SARs, stock options and other equity awards are generally determined on an individual-by-individual basis. The factors considered are the individual’s performance and potential for contributing to the Company’s future growth, the number of RSUs, PSUs, SARs, stock options and other equity awards previously granted to the individual and the Company’s financial and operational performance.

The Company does not maintain any compensation plans for its executive officers or directors nor for any of its other employees which provide compensation intended to serve as incentive for performance to occur over a period longer than one fiscal year other than the stock awards granted pursuant to the Company’s 2005 Stock Award Plan and the Company’s 401(k) Savings Plan discussed below. The grant date fair market values of the RSU and PSU awards under the 2005 Stock Award Plan granted during fiscal year 2023 and 2022 are shown in the Summary Compensation Table above.

Specifically, in fiscal year 2023, the following RSU and PSU awards were granted to our Named Executive Officers:

●

On January 17, 2023, Dr. McClelland was granted RSUs based on 30,000 shares of the Company’s Common Stock and the market value of the Common Stock as of the date of grant. These RSUs vest equally over a four-year period from the date of grant. Additionally, on January 17, 2023, Dr. McClelland was granted PSUs based upon 20,000 shares of the Company’s Common Stock and the market value of the Common Stock as of the date of grant. The PSUs vest equally over a four-year period from the date of grant and have consolidated bookings, revenue and operating income performance criteria attached to them. (See “Outstanding Equity Awards at Fiscal Year-End” below and footnote (8) under “Stock Ownership of Certain Beneficial Owners and Management” above).

●

On January 17, 2023, Mr. Mancini was awarded RSUs based on 4,688 shares of the Company’s Common Stock and the market value of the Common Stock as of the date of grant. These RSUs vest equally over a four-year period from the date of the grant. Additionally, on January 17, 2023, Mr. Mancini was granted PSUs based upon 3,750 shares of the Company’s Common Stock and the market value of the Common Stock as of the date of grant. The PSUs vest equally over a four-year period from the date of grant and have operating income performance criteria attached to them. (See “Outstanding Equity Awards at Fiscal Year-End” below and footnote (8) under “Stock Ownership of Certain Beneficial Owners and Management” above).

●

On January 17, 2023, Mr. Bernstein was awarded RSUs based on 20,000 shares of the Company’s Common Stock and the market value of the Common Stock as of the date of grant. These RSUs vest equally over a four-year period from the date of grant. Additionally, on January 17, 2023, Mr. Bernstein was granted PSUs based upon 20,000 shares of the Company’s Common Stock and the market value of the Common Stock as of the date of grant. The PSUs vest equally over a four-year period from the date of grant and have consolidated bookings, revenue and operating income performance criteria attached to them. (See “Outstanding Equity Awards at Fiscal Year-End” below and footnote (8) under “Stock Ownership of Certain Beneficial Owners and Management” above).

No SARs or stock options were granted during fiscal year 2023 or 2022.

Nonqualified Deferred Compensation Agreements

The Company has no tax-qualified defined benefit or actuarial retirement plans in effect. It has entered into certain deferred compensation agreements with certain key employees, including its officers, providing for the payment of benefits upon retirement or death or upon the termination of employment not for cause. The Company pays compensation benefits out of its working capital but has also purchased whole or universal life insurance (of which it is the sole beneficiary) on the lives of each of the participants to cover the optional lump sum obligations under the deferred compensation agreements upon the death of the participant. The annual premiums paid during fiscal year 2023 were less than the increase in cash surrender value of the whole and universal life insurance policies.

The deferred compensation for participants in the program is reviewed annually by the Compensation Committee. The annual benefit may be increased based upon recent performance, length of service, economic conditions and other factors. The annual benefit to be provided to each of the Named Executive Officers upon his retirement is as follows:

Thomas McClelland, President and Chief Executive Officer	$85,000
Oleandro Mancini, Senior VP, Business Development	$85,000
Steven Bernstein, Chief Financial Officer	$40,000

Such benefits are payable for the remaining life of the individual with a minimum payment over ten years to either the employee or his beneficiaries. Benefits may be paid in a lump sum in the case of a participant’s death, disability or early termination of employment without cause. The change in actuarial value in nonqualified deferred compensation benefits under the deferred compensation agreements for each of the Named Executive Officers is presented in footnote 4 to the Summary Compensation Table above.

Dr. Sloane, who resigned from the Company on July 8, 2022, did not participate in the deferred compensation program. Accordingly, he did not receive any related benefits upon his resignation.

Supplemental Separation Benefits

Included in the deferred compensation agreements of certain executive officers and certain key employees are provisions for supplemental separation benefits. Under the agreements, in the event of a change in control or ownership of part or all of the Company which gives rise to discharge of any officer or employee without cause, then such officer or employee will receive supplemental severance pay equal to one and one-half times the employee’s average base salary plus cash bonus from the previous five calendar years prior to the change of control if such discharge occurs in the first year after the change of control. If discharge occurs more than one year but less than two years after the change of control, then the employee will receive two-thirds of the five-year average of base salary and bonus.

President and Chief Executive Officer Employment Arrangement

The Company has not entered into an employment agreement with Dr. McClelland. Dr. McClelland’s annual base salary is $300,000. Dr. McClelland is paid an annual bonus, if any, based upon the consolidated results of the Company and specific metrics relating to his job description. The actual amount of Dr. McClelland’s annual bonus, if any, is determined by the Board in its sole discretion. In addition, the Company has entered into a deferred compensation agreement with Dr. McClelland providing for the payment of an annual benefit of $85,000 upon his retirement or death or upon the termination of his employment (other than for cause). Dr. McClelland is also eligible for health, term life and disability insurance, the premiums of which are partially paid by the Company, and for reimbursement of medical expenses. Through the Company’s 2005 Stock Award plan, Dr. McClelland has been awarded SARs based on 26,000 shares of the Company’s Common Stock and the market value of the Common Stock as of the applicable dates of grant that remained outstanding as of April 30, 2023. The SARs are exercisable for a period of ten years from the date of grant with the exception of the fiscal years 2019 through 2017 awards which are exercisable for a period of five years from the date of grant. In addition, Dr. McClelland has outstanding RSUs based on 21,500 shares of the Company’s Common Stock and the market value of the Common Stock as of the applicable dates of grant. These RSUs vest equally over a four-year period from the date of grant. Likewise, Dr. McClelland has outstanding PSUs based on 30,000 shares of the Company’s Common Stock and the market value of the Common Stock as of the applicable dates of grant. The PSUs vest equally over a four-year period from the date of grant and have consolidated bookings, revenue and operating income performance criteria attached to them (See “Outstanding Equity Awards at Fiscal Year-End” below and footnote (8) under “Stock Ownership of Certain Beneficial Owners and Management” above). See “Change in Company Leadership” above for more information regarding Dr. McClelland’s promotion from Senior Vice President and Chief Scientist to Interim President and Chief Executive Officer and finally to President and Chief Executive Officer.

Senior Vice President, Business Development Employment Agreement

The Company has not entered into an employment agreement with Mr. Mancini. Mr. Mancini’s annual base salary is at least $220,000. Mr. Mancini is paid an annual bonus, if any, based on bookings generated by the FEI-NY segment and various other criteria. The actual amount of Mr. Mancini’s annual bonus, if any, is determined by the Board in its sole discretion. In addition, the Company has entered into a deferred compensation agreement with Mr. Mancini providing for the payment of an annual benefit of $85,000 upon his retirement or death or upon the termination of his employment (other than for cause). Mr. Mancini is also eligible for health, term life and disability insurance, the premiums of which are partially paid by the Company, and for reimbursement of medical expenses and an automobile leasing arrangement. Through the Company’s 2005 Stock Award plan, Mr. Mancini has been awarded SARs based on 25,000 shares of the Company’s Common Stock and the market value of the Common Stock as of the applicable dates of grant that remain outstanding as of April 30, 2023. The SARs are exercisable for a period of ten years from the date of grant with the exception of the fiscal 2019 through 2017 awards, which are exercisable for a period of five years from the date of grant. In addition, Mr. Mancini has outstanding RSUs based on 938 shares of the Company’s Common Stock and the market value of the Common Stock as of the applicable dates of grant. The RSUs vest equally over a four-year period from the date of the grant. Likewise, Mr. Mancini has outstanding PSUs based on 3,750 shares of the Company’s Common Stock and the market value of the Common Stock as of the applicable dates of grant. The PSUs vest equally over a four year period from the date of grant and have an operating income performance criteria attached to them. (See “Outstanding Equity Awards at Fiscal Year-End” below and footnote (8) under “Stock Ownership of Certain Beneficial Owners and Management” above).

Chief Financial Officer Employment Arrangement

The Company has not entered into an employment agreement with Mr. Bernstein. Mr. Bernstein’s annual base salary is $250,000. Mr. Bernstein is paid an annual bonus, if any, based upon the consolidated results of the Company and specific metrics relating to his job description. The actual amount of Mr. Bernstein’s annual bonus, if any, is determined by the Board in its sole discretion. In addition, the Company has entered into a deferred compensation agreement with Mr. Bernstein providing for the payment of an annual benefit of $40,000 upon his retirement or death or upon the termination of his employment (other than for cause). Mr. Bernstein is also eligible for health, term life and disability insurance, the premiums of which are partially paid by the Company, and for reimbursement of medical expenses. Mr. Bernstein has been awarded SARs based on 7,000 shares of the Company’s Common Stock and the market value of the Common Stock as of the applicable dates of grant that remain outstanding as of April 30, 2023. The SARs are exercisable for a period of ten years from the date of grant with the exception of the fiscal years 2019 through 2017 awards which are exercisable for a period of five years from the date of grant. In addition, Mr. Bernstein has outstanding RSUs based on 21,500 shares of the Company’s Common Stock and the market value of the Common Stock as of the applicable dates of grant. These RSUs vest equally over a four-year period from the date of grant. Likewise, Mr. Bernstein has outstanding awarded PSUs based on 20,000 shares of the Company’s Common Stock and the market value of the Common Stock as of the applicable dates of grant. The PSUs vest equally over a four-year period from the date of grant and have consolidated bookings, revenue and operating income performance criteria attached to them. (See “Outstanding Equity Awards at Fiscal Year-End” below and footnote (8) under “Stock Ownership of Certain Beneficial Owners and Management” above).

Former Chief Executive Officer Employment Agreement

Pursuant to his employment agreement, Dr. Sloane’s base annual salary was at least $325,000. Dr. Sloane also received additional compensation of up to $20,000 in the form of financial planning advice and Company-paid premiums for life insurance coverage, the beneficiaries of which were Dr. Sloane’s heirs. Dr. Sloane’s employment agreement provided a fixed annual bonus of 100% of his base salary at the end of the applicable fiscal year, only payable if the Company showed a profit for the year, as well as separation benefits in the event of a change in control or ownership of part or all of the Company, and continuation of disability, medical and life insurance. The actual amount of Dr. Sloane’s annual bonus, if any, was determined by the Board in its sole discretion. Dr. Sloane had previously been awarded SARs based on 80,000 shares of the Company’s Common Stock and the market value of the Common Stock as of the applicable date of grant, and RSUs based on 30,000 shares of the Company’s Common Stock and the market value of the Common Stock as of the applicable date of grant. The SARs were exercisable for a period of five years from the date of grant. The RSUs vested equally over a four-year period from the date of the grant based on the satisfaction of a performance criteria related to consolidated bookings. As part of his retirement, Sr. Sloane received the severance compensation set forth in his employment agreement, dated May 1, 2018, consistent with a termination of his employment by the Company without “cause.” Additionally, as discussed above in “Change in Company Leadership,” Dr. Sloane voluntarily forfeited 7,500 RSUs that had vested and otherwise would have been granted to him. Additionally, upon his retirement, Dr. Sloane’s unvested RSUs and SARs automatically terminated and were cancelled pursuant to the terms of the Company’s 2005 Stock Plan and the applicable award agreements. (See “Outstanding Equity Awards at Fiscal Year-End” below and footnote (8) under “Stock Ownership of Certain Beneficial Owners and Management” above.) For additional information, see “Change in Company Leadership” above.

Employee Benefit Plans

Officers, including the Named Executive Officers, are eligible to participate in the Company’s 401(k) Savings Plan. This plan permits eligible employees to defer a portion of their income through voluntary contributions to the plan. Under the provisions of the plan, the Company makes discretionary matching contributions of the Company’s Common Stock, the fair market value of which may not exceed $3,000 in a calendar year. All participants in the plan become fully vested in the Company contribution after six years of employment. All of the Named Executive Officers are fully vested in the shares attributable to their accounts. (See footnote (8) under “Stock Ownership of Certain Beneficial Owners and Management” above).

Other Compensation

Officers and certain key employees are provided with a purchased or leased automobile to use for both business and personal purposes. The operating costs of each vehicle are paid by the Company. The value of any personal use is included in the taxable income of each employee. Officers of the Company are also reimbursed for out-of-pocket medical expenses incurred by the officers and their families. Such reimbursement is also included in the officers’ taxable income.

Outstanding Equity Awards at Fiscal Year-End

The following table includes certain information with respect to the value of all unexercised SARs and unvested RSUs previously awarded to the Named Executive Officers outstanding at the end of the fiscal year, April 30, 2023. Dr. Stanton Sloane resigned from the Company on July 8, 2022; therefore, he had no unexercised SARs or unvested RSUs or PSUs outstanding at the end of the fiscal year. For additional information, see “Change in Company Leadership” above.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised SARs (#) Exercisable	Number of Securities Underlying Unexercised SARs (#) Unexercisable	SARs Exercise Price ($)	SARs Expiration Date (1)	Number of Shares or Units of Stock that have not vested (#) (2)	Market Value of Shares or Units of Stock that have not vested ($) (3)
Thomas McClelland	10,000	-0-	$10.38	8/8/2023	51,500	$356,380
	8,000	-0-	8.43	5/10/2023
	8,000	-0-	13.24	4/29/2025
Oleandro Mancini	10,000	-0-	$10.38	8/8/2023	4,688	$32,438
	5,000	-0-	8.43	5/10/2023
	10,000	-0-	13.24	4/29/2025
Steven Bernstein	2,000	-0-	$10.38	7/10/2023	41,500	$287,180
	5,000	-0-	8.43	5/10/2023

(1)

SARs are generally exercisable cumulatively at 25% per year beginning one year after the date of grant. In general, awards expire ten years after the date of grant but such terms may be modified at the discretion of the Company’s Compensation Committee. The awards granted in fiscal years 2019 through 2017 are exercisable for a period of five years from the date of grant. Grants are made at the market value of Common Stock as of the applicable date of grant.

(2)

On November 1, 2019, November 1, 2020 and November 1, 2021, Dr. McClelland was granted RSUs based upon 1,000 shares of the Company’s Common Stock and the market value of the Common Stock as of the applicable dates of grant. The RSUs vest equally over a four-year period from the applicable dates of the grant and have no performance criteria attached to them. On January 17, 2023 Dr. McClelland was granted RSUs based upon 30,000 shares of the Company’s Common Stock and the market value of the Common Stock as of the date of grant. The RSUs vest equally over a four-year period from the applicable date of the grant. Additionally, on January 17, 2023, Dr. McClelland was granted PSUs based upon 20,000 shares of the Company’s Common Stock and the market value of the Common Stock as of the date of grant. The PSUs vest equally over a four-year period from the date of grant and have consolidated bookings, revenue and operating income performance criteria attached to them. On November 1, 2020 and November 1, 2021, Mr. Mancini was granted RSUs based on 750 shares of the Company’s Common Stock and the market value of the Common Stock as of the applicable dates of grant. Additionally, on January 17, 2023, Mr. Mancini was granted PSUs based upon 3,750 shares of the Company’s Common Stock and the market value of the Common Stock as of the grant date. The PSUs vest equally over a four-year period from the applicable date of the grant and have operating income performance criteria attached to them. On November 1, 2019, November 1, 2020 and November 1, 2021, Mr. Bernstein was granted RSUs based upon 1,000 shares of the Company’s Common Stock and the market value of the Common Stock as of the applicable dates of grant. The RSUs vest equally over a four-year period from the applicable date of the grant. On January 17, 2023, Mr. Bernstein was granted RSUs based upon 20,000 shares of the Company’s Common Stock and the market value of the Common Stock as of the date of grant. The RSUs vest equally over a four-year period from the applicable date of the grant. Additionally, on January 17, 2023, Mr. Bernstein was granted PSUs based upon 20,000 shares of the Company’s Common Stock and the market value of the Common Stock as of the date of grant. The PSUs vest equally over a four-year period from the date of grant and have consolidated bookings, revenue and operating income performance criteria attached to them. On the applicable vesting date, the holder of an RSU or PSU, as applicable, becomes entitled to a share of the Company’s Common Stock. Prior to vesting, RSUs and PSUs are not shares of the Company’s Common Stock and do not have any rights or privileges thereof, including voting or dividend rights. Additionally, RSUs and PSUs are subject to certain restrictions and forfeiture provisions prior to vesting.

(3)

Market values are based on $6.54, the closing price of the Company’s Common Stock on April 30, 2023. The performance criteria attached to the PSUs only provide for a single payout if the criteria are achieved.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of our company.

Pay Versus Performance

Year	Summary Compensation Table Totals for PEO (1) (3)	Summary Compensation Table Totals for Former PEO (2) (3)	Compensation Actual Paid to PEO (1) (4)	Compensation Actual Paid to Former PEO (2) (4)	Average Summary Compensation Table Total for Non-PEO NEOs (5) (6)	Average Compensation Actual Paid to Non-PEO NEOs (1) (5)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return (7)	Net Income (in thousands) (8)
2023	$658,320	$653,384	$305,320	$653,384	$417,947	$263,509	$70.20	$(5,501)
2022	N/A	$393,827	N/A	$393,827	$265,458	$256,787	$75.51	$(8,663)

Notes:

(1)

As discussed in “Change in Company Leadership” above, on July 13, 2022, Dr. Thomas McClelland was named Interim President and Chief Executive Officer of the Company. On January 17, 2023, the interim title was removed and Dr. McClelland was named as the Company’s President and Chief Executive Officer.

(2)

As discussed in “Change in Company Leadership” above, on July 8, 2022, Dr. Stanton Sloane resigned as President and Chief Executive Officer and as a member of the Board of Directors of the Company. Dr. Sloane served as President and Chief Executive Officer during fiscal year 2023.

(3)

The values reflected in these columns reflect the “Total Compensation” paid to the Company’s Principal Executive Officer and former Principal Executive Officer, as set forth in the Summary Compensation Table included in this proxy statement.

(4)

The dollar amounts reported in these columns represent the amount of “compensation actually paid” to the Company’s Principal Executive Officer, former Principal Executive Officer and Non-PEO Named Executive Officers, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to determine the “compensation actually paid” amounts reported above for the Company's Principal Executive Officer, former Principal Executive Officer and Non-PEO Named Executive Officers:

	SCT Total	Stock Awards Deducted	SAR Awards Deducted	Total Equity Awards Adjustments (a)	Total CAP
	A	B	C	D	A- (B+C) + D
PEO
2023 (McClelland)	$658,320	$353,000	$0	$323,206	$628,526
2023 (Sloane)	$653,384	$0	$0	$0	$653,384
2022 (Sloane)	$393,827	$0	$0	$0	$393,827
Average Non-PEO NEOs
2023	$417,947	$154,438	$0	$140,148	$403,657
2022	$265,458	$8,671	$0	$3,809	$260,596

(a)	The amounts deducted or added in calculating the “Total Equity Awards Adjustment” are as follows:

	Year End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
PEO
2023 (McClelland)	$326,750	$(2,363)	$0	$(1,181)	$0	$0	$323,206
2023 (Sloane)	$0	$0	$0	$0	$0	$0	$0
2022 (Sloane)	$0	$0	$0	$0	$0	$0	$0
Average Non-PEO NEOs
2023	$142,953	$(1,920)	$0	$(886)	$0	$0	$140,148
2022	$7,096	$(2,369)	$0	$(919)	$0	$0	$3,809

(5)

During fiscal year 2023, the non-PEO Named Executive Officers were Oleandro Mancini and Steven Bernstein. During fiscal year 2022, the non-PEO Named Executive Officers were Oleandro Mancini and Thomas McClelland.

(6)

The dollar amounts reported in this column represent the average of the amounts reported for our Named Executive Officers, other than our PEO, in the “Total” column of the Summary Compensation Table in each applicable year. The dollar amounts do not necessarily reflect the actual average amount of compensation earned by or paid to our PEO during the applicable year.

(7)

 Cumulative Total Share Return (“TSR”) represents the measurement period value of an investment of $100 in our stock on April 30 2021 (the last day of trading before the 2022 fiscal year), and the value again on April 29, 2022 (the last day of trading before our 2023 fiscal year). There was a $1 per share dividend paid in January of 2023.

(8)	The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.

Analysis of the Information Presented in the Pay Versus Performance Table

We generally seek to incentivize long-term performance, and therefore do not specifically align our performance criteria with “compensation actually paid” (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table.

Compensation Actually Paid and TSR

The compensation actually paid to our Principal Executive Officer (and former Principal Executive Officer) and the average amount of compensation actually paid to our non-PEO Named Executive Officers during the periods presented are not directly correlated with TSR. We do utilize several performance criteria to align executive compensation with our performance, but those tend performance measures, do not include TSR. For example, as described in more detail above in the section “Narrative to Summary Compensation Table – Short-Term Incentive Bonus Program” and “- Long-Term Incentives,” part of the compensation our Named Executive Officers are eligible to receive consists of discretionary annual cash bonuses and long-term equity awards which have performance criteria based upon consolidated bookings, revenue, operating income and certain other metrics designed to provide appropriate incentives to achieve corporate goals and to reward our executives for individual achievement towards these goals. We believe these bonus opportunities and equity awards align our Named Executive Officers’ interests with those of our stockholders by providing a continuing financial incentive to maximize long-term value for our stockholders and by encouraging our Named Executive Officers to continue in our employment for the long-term.

Compensation Actually Paid and Net Income (Loss)

From fiscal 2022 to fiscal 2023, the Company’s net loss decreased, and the compensation actually paid for our Principal Executive Officer (and former Principal Executive Officer) decreased, whereas, the average amount of compensation actually paid to our non-PEO Named Executive Officers remained fairly consistent between fiscal 2022 and fiscal 2023. Our Named Executive Officers received grants of PSU’s in fiscal 2023. These PSU awards are subject to consolidated Company performance criteria and intended to incentivize our management (including our Named Executive Officers) to continue improving the Company’s financial performance.

Equity Compensation Plan Information

Securities Authorized for Issuance under Equity Compensation Plans:

The following table sets forth as of April 30, 2023 the number of shares of Common Stock to be issued upon exercise of outstanding stock option and RSU grants and the number of shares available for future issuance under such plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity Compensation Plans
Approved by Security Holders (1)	537,021	$10.77	851,965

(1)	Equity compensation plans approved by security holders consist of the Company’s 2005 Stock Award.

ANNUAL REPORT

A copy of the Company’s 2023 Form 10-K, is included herewith. The Company’s 2023 Form 10-K includes the financial statements for the fiscal years ended April 30, 2023 and 2022. Additionally, the 2023 Form 10-K is available under the Investor Relations section of the Company’s website at http://www.frequencyelectronics.com. Stockholders may also request printed copies of the Proxy Statement and the 2023 Form 10-K by calling the Company at (516) 794-4500, extension 2131, or by sending an email to investorrelations@freqelec.com. For a charge of $50, the Company agrees to provide a copy of the exhibits to the 2023 Form 10-K to any stockholder who requests such a copy. Exhibits to the Company’s 2023 Form 10-K are also available on the SEC’s website at www.sec.gov.

STOCKHOLDERS SHARING THE SAME ADDRESS

SEC rules permit companies, brokers, banks or other intermediaries to deliver a single copy of a proxy statement and annual report to households at which two or more stockholders reside. This practice, known as “house holding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources. Stockholders sharing an address who have been previously notified by their broker, bank or other intermediary and have consented to householding will receive only one copy of the Company’s Proxy Statement and 2023 Form 10-K.

If you would like to opt out of this practice for future mailings and receive separate proxy statements and annual reports for each stockholder sharing the same address, please contact your broker, bank or other intermediary. You may also obtain a separate Proxy Statement and 2023 Form 10-K without charge by contacting the Company at Frequency Electronics, Inc., 55 Charles Lindbergh Boulevard, Mitchel Field, New York 11553, Attention: Corporate Secretary; (516) 794-4500, extension 2131. We will promptly send additional copies of the Proxy Statement or 2023 Form 10-K. Stockholders sharing an address that are receiving multiple copies of the Proxy Statement and 2023 Form 10-K.can request delivery of a single copy of future proxy statements and annual reports by contacting their broker, bank or other intermediary or by contacting the Company as indicated above.

OTHER MATTERS

As of the date of this Proxy Statement, the only business which the Board intends to present and knows that others will present at the Annual Meeting is hereinabove set forth. If any other matter or matters are properly brought before the Annual Meeting or any adjournments thereof, it is the intention of the persons named in the accompanying Proxy to vote the Proxy on such matters in accordance with their judgment.

By Order of the Board of Directors,

/s/Steven L. Bernstein

STEVEN L. BERNSTEIN

Chief Financial Officer, Secretary and Treasurer

Dated: August 28, 2023

FREQUENCY ELECTRONICS, INC. ATTN: STEVEN BERNSTEIN 55 CHARLES LINDBERGH BLVD. MITCHEL FIELD, NY 11553

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FREQUENCY ELECTRONICS, INC. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES IN PROPOSAL 1, AND “FOR” PROPOSALS 2 AND 3.	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1. Election of Four (4) directors to serve until the next Annual Meeting of Stockholders and until their respective successors shall have been elected and shall have qualified. NOMINEES:	☐	☐	☐
01) Jonathan Brolin 02) Lance Lord 03) Russell Sarachek 04) Richard Schwartz

					For	Against	Abstain

2. Ratification of the appointment of Grant Thornton LLP as the independent registered public accounting firm for the fiscal year ending April 30, 2024.					☐	☐	☐

3. Approval of the non-binding advisory vote on the compensation of the Company's Named Executive Officers.					☐	☐	☐

These Proposals are described in the Proxy Statement dated August 28, 2023. The Board of Directors requests that you fill in, date and sign the Proxy and return it in the enclosed postpaid envelope.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement, each dated August 28, 2023, and the Annual Report on Form 10-K for the fiscal year ended April 30, 2023.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report on Form 10-K for the fiscal year ended April 30, 2023 are available at www.proxyvote.com.

V22280-P98350

FREQUENCY ELECTRONICS, INC.

Annual Meeting of Stockholders

October 5, 2023 at 10:00 A.M., Eastern Time

55 Charles Lindbergh Blvd., Mitchel Field, NY 11553

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of FREQUENCY ELECTRONICS, INC. (the “Company”), hereby revoking any proxy heretofore given, does hereby appoint LANCE LORD and STEVEN BERNSTEIN, and each of them individually, as the undersigned's true and lawful agents and proxies, with power of substitution in each, for and in the name of the undersigned to attend the Annual Meeting of Stockholders of the Company to be held at 55 Charles Lindbergh Blvd. Mitchel Field, NY 11553 on October 5, 2023 at 10:00 A.M., Eastern Time, and any adjournment or postponement thereof, and authorizes them to vote upon all matters specified in the notice of the meeting, as set forth on the reverse hereof, and in their discretion upon such other business as may properly and lawfully come before the meeting, all shares of stock of the Company which the undersigned would be entitled to vote if personally present at the meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES IN PROPOSAL 1, AND “FOR” PROPOSALS 2 AND 3.

In the event that any of the Board of Directors' nominees named in this Proxy are unable to serve, or for good cause will not serve, this Proxy conveys discretionary authority to Mr. Lord and Mr. Bernstein, and each of them individually, to vote as recommended by the Board of Directors with respect to the election of any person to replace such nominee. (Continued and to be signed on the reverse side)

(Continued and to be signed on the reverse side)